EXHIBIT 16

(ERNST & YOUNG LETTERHEAD)

November 10, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated November 10, 1999, of Sola International Inc. and are in agreement with the statements contained in paragraphs (a) (ii),
(a) (iv), and (a) (v) on page 2 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

                                                       /s/ Ernst & Young LLP